Exhibit 10.19

AMENDMENT NO. 8 TO
LOAN AND SECURITY AGREEMENT

                     This AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated January 5, 2010 and is entered into by and between WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation (“Borrower”), and WILMINGTON TRUST COMPANY AND GEORGE JEFF MENNEN AS CO-TRUSTEES U/A/D NOVEMBER 25, 1970, AS AMENDED FOR THE BENEFIT OF JOHN HENRY MENNEN, AS ASSIGNEE (“Lender”).

W I T N E S S E T H:

                    WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of October 12, 2007 (as heretofore or hereinafter amended, modified and supplemented from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefore in the Loan Agreement);

                    WHEREAS, Borrower has requested that Lender amend the Loan Agreement in certain respects as set forth herein and Lender has agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein;

                    NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                    1. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations set forth in Section 3 below, the Loan Agreement is amended as follows:

                    (a) Schedule A to the Loan Agreement is hereby amended by deleting the reference to “October 8, 2010” in Section 7 thereof and replacing it with “October 7, 2011”.

                    2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to Lender:

                    (a) Lender shall have received a fully executed copy of the Consent and Reaffirmation attached hereto;

                    (b) Lender shall have received each agreement, document and instrument requested by Lender in connection with this Amendment; and

                    (c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

                    3. Representations and Warranties. To induce Lender to enter into this Amendment Borrower represents and warrants to Lender that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by the Borrower;

                    4. Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender and its successors and assigns, and its present and former shareholders, Affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

                    5. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                    6. References. Any reference to the Loan Agreement contained in any document, instrument or Loan Agreement executed in connection with the Loan Agreement shall be deemed to be a reference to the Loan Agreement as modified by this Amendment.

                    7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

                    8. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Loan Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Loan Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.

                    9. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of laws other than those of the state of New York. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Signature Page Follows]

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Borrower:

WAVE2WAVE COMMUNICATIONS, INC.

By	/s/ Steven Asman

Its President

Lender:

WILMINGTON TRUST COMPANY AND GEORGE JEFF MENNEN AS CO- TRUSTEES U/A/D NOVEMBER 25, 1970, AS AMENDED FOR THE BENEFIT OF JOHN HENRY MENNEN, AS ASSIGNEE

By:	/s/ George Jeff Mennen

George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By: Wilmington Trust Company, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:	/s/ Mark A. Oller

Mark A. Oller, Vice President

Consent and Reaffirmation to Waiver and Amendment No. 6 to Loan and Security Agreement